UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2015 (October 31, 2015)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

On October 31, 2015 (the “Final Closing Date”), Calpian, Inc. (the “Company”) conducted a final closing of a series of four closings pursuant to Subscription Agreements dated as of July 27, 2015, August 27, 2015, October 22, 2015 and October 31, 2015 (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”) for the private sale (the “Private Placement”) of an aggregate of 3,558,335 units (each, a “Unit”), at $.60 per Unit.  Each Unit consisted of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”); and (ii) one 5 year warrant to purchase one half (1/2) of one share of Common Stock (each, a “Warrant” and collectively, the “Warrants”). The Company sold a total of 3,558,335 shares of Common Stock and 1,779,169 Warrants.  The Warrants are exercisable at any time within five years from the Closing Date at an initial exercise price of $0.75 per share.  The Company received aggregate gross proceeds equal to $2,135,000.

The Company used the net proceeds from the Private Placement to fund the growth of its Money-on-Mobile business in India and for general corporate purposes.

The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D for purposes of the Placement.

The above is qualified in its entirety by the full text of (i) the Form Subscription Agreement (a copy of which is attached hereto as Exhibit 10.1), (ii) the Form of Warrant (a copy of which is attached hereto as Exhibit 10.2) and (iii) the Form Escrow Agreement (a copy of which is attached hereto as Exhibit 10.3), which are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: November 5, 2015	By:	/s/ Scott S. Arey
Scott S. Arey
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Escrow Agreement